For More Information:	PRESS RELEASE
Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES
FIRST QUARTER EARNINGS

GASTONIA, NC, April 20, 2009 ..  .  .  .  . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, reported net income of $203,000, or $0.03 per diluted share, for the quarter ended March 31, 2009, compared to $970,000, or $0.13 per diluted share, for the quarter ended March 31, 2008.

Operating income for the quarter ended March 31, 2009, totaled $383,000, or $0.05 per diluted share, excluding a $105,000 after-tax net loss on the sale of assets and a $75,000 after-tax charge for other-than-temporary impairment of certain investment securities.  Operating income for the quarter ended March 31, 2008, totaled $956,000, or $0.13 per diluted share, excluding a $148,000 after-tax net gain on the sale of assets and $134,000 in after-tax restructuring expenses.

Credit Quality

The Company’s credit quality continues to compare favorably with industry peers, despite continued softening in the Charlotte Regional housing market.  Due to the general weakness in the economy and an increase in the Company’s nonperforming loans, the Company increased its allowance for loan losses from 1.28% of total loans at December 31, 2008, to 1.37% of total loans at March 31, 2009.  Management increased the ratio of loan loss reserves to total loans by charging $900,000 to its provision for loan losses during the first quarter of 2009.  On a linked-quarter basis, net charge-offs decreased while the ratios of nonperforming loans and nonperforming assets increased as shown in the table below:

	March 31, 2009	December 31, 2008

Allowance for loan losses / total loans	1.37%	1.28%
Net charge-offs (in thousands)	$196	$462
Net charge-offs / average loans	0.03%	0.07%
Nonperforming loans / total loans	0.99%	0.48%
Nonperforming assets / total assets	0.93%	0.69%
Nonperforming assets / total loans	1.25%	0.90%

While our industry and overall economy are experiencing weaknesses, the Company’s historically conservative underwriting practices and market discipline have shielded the loan portfolio from the significant portfolio deterioration suffered by many other banks in the southeast.  Citizens South has not been an originator or purchaser of option adjustable rate or “no documentation” mortgage loans, and the portfolio does not include any mortgage loans classified as “sub-prime.”  Also, residential construction loans and residential acquisition and development loans were limited to local experienced contractors and developers who personally guaranteed their debt.

Loan Portfolio

During most of 2008 the real estate market in the Charlotte, North Carolina region remained active compared to most of the country.  However, housing starts, sales prices, and demand for commercial real estate began to moderate or decline during the fourth quarter of 2008.  Despite the slowdown in the local economy, outstanding loans increased by $8.3 million during the quarter ended March 31, 2009.  Management expects that loan demand in the Charlotte region will remain soft well into 2009.  However, we expect to extract market share gains in selective loan categories as a result of market disruptions stemming from a number of recently completed and announced mergers in the Charlotte market and with the Company’s expansion directly into the Mecklenburg County, North Carolina market.

Deposit Portfolio

Total deposits increased by $47.1 million, or 8.1%, during the first quarter of 2009 to $628.6 million at March 31, 2009.   During the same period, demand deposit accounts increased by $14.1 million, or 11.5%, to $136.8 million at March 31, 2009.  This strong growth was fueled in part by positive publicity that the Company received relating to our nationally recognized program for utilization of TARP funds for low interest mortgage loans.  The strong growth was also partly attributable to retail and commercial demand deposit account incentives, enhanced treasury management services, and increased market share due to merger disruptions of competitors.

Net Interest Margin

The Company’s tax-adjusted net interest margin was 2.67% for the first quarter of 2009, as compared to 2.84% for the fourth quarter of 2008.  This linked-quarter decrease in the net interest margin was largely due to the significant increase in the Company’s short-term assets that resulted from the $47.1 million increase in deposits. These short-term funds have initially been invested in overnight securities which have low interest rates tied to the federal funds rate (currently 0.25%).  Management expects to have excess liquidity generated from the positive deposit growth successfully invested in loans and other higher-yielding liquid assets in the second quarter of 2009.  Also, the increase in loans placed on non-accrual during the first quarter of 2009 contributed to the negative impact on the net interest margin.

Noninterest Income and Expense

Noninterest operating income (as defined in the tables that follow) increased by $22,000 from the first quarter of 2008 to the first quarter of 2009.  This increase was largely due to increases in mortgage banking activity and higher fees generated from an increased number of deposit accounts.  Noninterest operating expense (as defined in the tables that follow) increased by $187,000, or 4.0%, during the comparable first quarter periods.  This increase was primarily due to a $125,000 writedown on a foreclosed property and an $86,000 increase in the Company’s deposit insurance premiums.  These increases were partly offset by reductions in compensation and benefits and amortization of core deposit premium.

In making the earnings announcement, Kim S. Price, President and CEO, stated, “While the banking industry and economy are under substantial pressure, Citizens South is utilizing its strong capital position, superior asset quality and community banking relationship model to remain profitable, gain substantial market share and competitive advantage.  While no company is completely immune to the effects of an economy such as the one we are experiencing, we are confident that we will continue to weather the storm better than most of our competitors as a result of our time-tested and disciplined approach to lending and deposit gathering.  Our team is demonstrating flexibility, creativity, and commitment during these opportunistic times and we are developing and implementing strategies to grow stronger and more dominant in our market.”

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904.  Deposits are FDIC insured up to applicable regulatory limits.  At March 31, 2009, the Bank had approximately $851 million in assets with 15 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and York County, South Carolina.  The Company also operated a loan production office in Mecklenburg County, North Carolina.  Citizens South Bank is an Equal Housing Lender and Member, FDIC.  The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”.  The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s Securities Exchange Act filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes.  The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2008, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation
Selected Financial Information

(dollars in thousands, except per share data)	Quarter ended March 31, 2009	Quarter ended March 31, 2008	Year ended December 31, 2008	Year ended December 31, 2007
Reconciliation of GAAP to non-GAAP Measures:
Net income, as reported (GAAP)	$203	$970	$3,081	$5,665
Non-operating items (net of 39% tax):
(Gain)/ loss on sale of assets, net	105	(148)	(100)	(197)
Reorganization & merger/integration expenses	-	134	134	-
Impairment of investments	75	-	285	99
Insurance proceeds, net	-	-	-	(112)
Net Operating Income	$383	$956	$3,400	$5,455

Noninterest income, as reported (GAAP)	$1,254	$1,680	$6,019	$6,562
Non-operating items:
(Gain)/ loss on sale of assets, net	171	(242)	(164)	(323)
Fair value adjustment on deferred comp assets	49	14	128	(122)
Insurance proceeds, net	-	-	-	(112)
Noninterest Operating Income	$1,474	$1,452	$5,983	$6,005

Noninterest expense, as reported (GAAP)	$4,937	$4,882	$19,226	$17,895
Non-operating items:
Impairment of investments	(123)	-	(468)	(162)
Fair value adjustment on deferred comp assets	49	14	128	(122)
Reorganization & merger/integration expenses	-	(220)	(220)	-
Noninterest Operating Expense	$4,863	$4,676	$18,666	$17,611

Per Share Data:
Average common shares outstanding, basic	7,392,742	7,406,656	7,374,051	7,688,595
Basic net income – GAAP	$0.03	$0.13	$0.42	$0.74
Basic net income – Operating	0.05	0.13	0.46	0.71
Average common shares outstanding, diluted	7,392,742	7,451,802	7,404,087	7,754,599
Diluted net income – GAAP	$0.03	$0.13	$0.42	$0.73
Diluted net income – Operating	0.05	0.13	0.46	0.70
Cash dividends declared on common stock	$0.04	$0.085	$0.34	$0.32
Period-end book value per common share	11.19	11.21	11.21	11.05

Financial Ratios (annualized):
Return on average stockholders’ equity – GAAP	0.78%	4.61%	3.62%	6.68%
Return on avg. stockholders’ equity – Operating	1.48	4.55	3.99	6.43
Return on average assets – GAAP	0.10%	0.50%	0.39%	0.75%
Return on average assets – Operating	0.19	0.50	0.43	0.72
Efficiency ratio – GAAP	82.57%	75.49%	73.32%	66.78%
Efficiency ratio – Operating	78.28	74.89	72.12	67.12
Net interest margin (tax equivalent)	2.67%	2.89%	2.92%	3.15%
Average equity to average assets	12.65	10.93	12.81	10.79
Tangible equity to tangible assets	9.04	7.22	9.43	7.08

Asset Quality Data:
Allowance for loan losses	$8,730	$6,427	$8,026	$6,144
Nonperforming loans	6,267	2,477	3,032	1,815
Nonperforming assets	7,939	3,006	5,633	2,344
Net charge-offs	196	62	1,394	911
Net charge-offs to average loans	0.03%	0.01%	0.23%	0.17%
Allowance for loan losses to total loans	1.37	1.12	1.28	1.10
Nonperforming loans to total loans	0.99	0.43	0.48	0.32
Nonperforming assets to total assets	0.93	0.39	0.69	0.30
Nonperforming assets to total loans	1.25	0.53	0.90	0.42

Average Balances:
Total assets	$829,319	$774,030	$799,869	$753,085
Loans receivable, net of unearned income	626,722	567,039	596,467	529,399
Interest-earning assets	740,404	680,566	708,633	660,490
Deposits	593,166	579,802	579,850	575,302
Interest-bearing liabilities	692,789	636,875	665,828	618,126
Stockholders’ equity	104,884	84,568	85,232	84,783

At Period End:
Total assets	$851,390	$776,583	$817,213	$779,140
Loans receivable, net of unearned income	635,008	571,938	626,688	559,956
Interest-earning assets	765,747	685,977	733,448	690,007
Deposits	628,571	582,567	581,488	590,765
Interest-bearing liabilities	696,085	642,115	660,881	643,478
Stockholders’ equity	104,663	84,701	104,720	84,033

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS

Cash and cash equivalents	32,950	10,057
Investment securities available-for-sale, at fair value	32,562	28,905
Mortgage-backed securities available-for-sale, at fair value	82,371	80,275
Loans receivable, net unearned income	635,008	626,688
Allowance for loan losses	(8,730)	(8,026)
Loans receivable, net	626,278	618,662
Real estate acquired through foreclosure, net	1,672	2,601
Premises and equipment, net	16,631	16,834
Accrued interest receivable	2,637	2,609
Federal Home Loan Bank stock, at cost	4,149	4,793
Intangible assets	30,444	30,525
Bank owned life insurance	16,981	16,813
Other assets	4,715	5,139

Total assets	$851,390	$817,213

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts	$136,833	$122,731
Money market deposit accounts	114,061	103,271
Savings accounts	11,144	10,708
Time deposits	366,533	344,778
Total deposits	628,571	581,488
Borrowed money	112,651	124,365
Deferred compensation	4,800	5,413
Other liabilities	705	1,227
Total liabilities	746,727	712,493

Stockholders' Equity:
Preferred stock issued and outstanding, $0.01 par value, 10,000,000 shares authorized, 20,500 shares issued and outstanding at March 31, 2009 and December 31, 2008	20,527	20,507
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at March 31, 2009 and December 31, 2008,and 7,515,957 shares outstanding at March 31, 2009 and December 31, 2008	91	91
Additional paid-in-capital	67,483	67,367
Unallocated common stock held by Employee Stock Ownership Plan	(1,018)	(1,065)
Retained earnings, substantially restricted	35,635	36,089
Accumulated unrealized loss on securities available-for-sale, net of tax	239	25
Treasury stock of 1,546,770 shares at March 31, 2009 and December 31, 2008	(18,294)	(18,294)
Total stockholders’ equity	104,663	104,720

Total liabilities and stockholders’ equity	$851,390	$817,213

Citizens South Banking Corporation
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Interest Income:
Loans	$8,358	$9,601
Investment securities	366	413
Interest-bearing deposits	12	94
Mortgage-backed and related securities	949	864
Total interest income	9,685	10,972

Interest Expense:
Deposits	3,528	5,066
Borrowed funds	1,427	1,119
Total interest expense	4,955	6,185

Net interest income	4,730	4,787
Provision for loan losses	900	345
Net interest income after provision for loan losses	3,830	4,442

Noninterest Income:
Fee income on deposit accounts	747	678
Mortgage banking income	298	203
Income on lending activities	58	111
Dividends on FHLB stock	-	62
Increase in cash value of bank-owned life insurance	186	188
Fair value adjustment on deferred compensation assets	(49)	(14)
Net gain (loss) on sale of assets	(171)	242
Other noninterest income	180	210
Total noninterest income	1,249	1,680

Noninterest Expense:
Compensation and benefits	2,541	2,555
Fair value adjustment on deferred comp. obligations	(49)	(14)
Occupancy and equipment expense	674	674
Professional services	236	201
Amortization of intangible assets	81	141
Deposit insurance premiums	103	17
Writedown on other real estate owned	125	-
Reorganization expenses	-	220
Impairment of securities	123	-
Other noninterest expense	1,103	1,088
Total noninterest expense	4,937	4,882

Income before income taxes	142	1,240

Provision for income taxes	(61)	270

Net income	$203	$970

Net income per common share:
Basic	$0.03	$0.13
Diluted	$0.03	$0.13

Weighted average common shares outstanding:
Basic	7,392,742	7,406,656
Diluted	7,392,742	7,451,802